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                                                                     Exhibit 5.1


                                 June 2, 1999


The Board of Trustees
ProLogis Trust
14100 East 35th Place
Aurora, Colorado 80011

Re:  ProLogis Trust Registration Statement on Form S-3
     -------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), in connection with the proposed sale of the following securities (the "Securities") of ProLogis, as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"): (i) one or more series of unsecured senior debt securities (the "Debt Securities"), (ii) one or more series of preferred shares of beneficial interest, par value $0.01 per share (the "Preferred Shares"), and (iii) common shares of beneficial interest, par value $0.01 per share (the "Common Shares").

     Each series of the Debt Securities will be issued under an Indenture dated as of March 1, 1995 (the "Indenture"), between ProLogis and State Street Bank and Trust Company, as Trustee. Each series of the Preferred Shares will be issued under ProLogis' Amended and Restated Declaration of Trust, as amended and supplemented (the "Charter"), and Articles Supplementary to be filed with the Maryland State Department of Assessments and Taxation (the "Maryland SDAT"). The Common Shares will be issued under the Charter. Certain terms of the Securities to be issued by ProLogis from time to time will be approved by the Board of Trustees of ProLogis or a committee thereof as part of the trust action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Trust Proceedings").

     As special counsel to ProLogis, we have examined originals or copies certified or otherwise identified to our satisfaction of the Charter, ProLogis' Bylaws, resolutions of ProLogis' Board of Trustees and such ProLogis records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance

                                 [LETTERHEAD]
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ProLogis Trust
June 2, 1999
Page 2


proper, upon certificates of public officials and officers of ProLogis. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

(1) upon the completion of the Trust Proceedings relating to a series of the Debt Securities and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Debt Securities, will be duly authorized and will be binding obligations of ProLogis enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

(2) upon the completion of the Trust Proceedings relating to a series of the Preferred Shares, the execution, delivery and filing with, and recording by, the Maryland SDAT of Articles Supplementary relating to such series of the Preferred Shares, and the due execution, countersignature and delivery of the Preferred Shares of such series, the Preferred Shares of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Preferred Shares, will be duly authorized, legally issued, fully paid and, except as described in the Prospectus, nonassessable; and

(3) upon the completion of the Trust Proceedings relating to the Common Shares and the due execution, countersignature and delivery of the Common Shares, the Common Shares, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to the Common Shares, will be duly authorized, legally issued, fully paid and, except as described in the Prospectus, nonassessable.
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ProLogis Trust
June 2, 1999
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                       Very truly yours,


                                       /s/ MAYER, BROWN & PLATT